Exhibit 2

Schedule 1

For the period beginning from the Schedule 13D amendment filed on December 20, 2024 to the event which requires the filing of this statement, the Reporting Persons set forth below effected the following transactions in Class A Common Shares on the New York Stock Exchange. The prices below reflect the price paid by the purchasers per Class A Common Share on the relevant trade date.

Reporting Person	Type of Transaction	Trade Date	Number of Shares	Price per Share
Control Empresarial	Purchase	12/26/2024	70,000	$25.5563 (1)
Control Empresarial	Purchase	1/14/2025	100,000	$28.6206 (2)
Control Empresarial	Purchase	1/22/2025	100,000	$29.5985 (3)
Control Empresarial	Purchase	1/28/2025	60,000	$29.2905 (4)
Control Empresarial	Purchase	1/30/2025	46,000	$29.7023 (5)
Control Empresarial	Purchase	1/31/2025	125000	$29.2088 (6)
Control Empresarial	Purchase	2/3/2025	40,000	$27.4742 (7)
Control Empresarial	Purchase	2/6/2025	150,000	$28.7004 (8)
Control Empresarial	Purchase	2/13/2025	145,000	$23.6193 (9)
Control Empresarial	Purchase	2/13/2025	55,000	$24.2891 (10)
Control Empresarial	Purchase	2/20/2025	6,000	$23.77
Control Empresarial	Purchase	2/25/2025	74,000	$22.7765 (11)
Control Empresarial	Purchase	2/26/2025	189,000	$22.0177 (12)
Control Empresarial	Purchase	2/27/2025	40,000	$21.4825 (13)
Control Empresarial	Purchase	2/28/2025	80,000	$21.0088 (14)

1. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $25.51 to $25.59 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission ("SEC"), upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (1).

2. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $28.55 to $28.70 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (2).

3. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $29.51 to $29.70 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (3).

4. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $29.135 to $29.4124 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (4).

5. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $29.62 to $29.80 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (5).

6. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $29.08 to $29.32 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (6).

7. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $27.4399 to $27.50 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (7).

8. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $28.075 to $29.40 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (8).

9. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.9311 to $23.915 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (9).

10. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $23.94 to $24.50 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (10).

11. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.48 to $23.10 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (11).

12. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.66 to $22.50 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (12).

13. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.40 to $21.5499 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (13).

14. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $20.85 to $21.1199 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (14).